Exhibit 99.1

News Release

LASALLE HOTEL PROPERTIES TO REVIEW REVISED UNSOLICITED PROPOSAL
FROM PEBBLEBROOK HOTEL TRUST

BETHESDA, Md., April 16, 2018 - LaSalle Hotel Properties (NYSE: LHO) (“LaSalle” or the “Company”) today confirmed that it received a revised unsolicited proposal from Pebblebrook Hotel Trust (NYSE: PEB) (“Pebblebrook”) on April 13, 2018 to acquire LaSalle in a transaction with consideration of 0.8944 common shares of Pebblebrook per common share of LaSalle, with the option for LaSalle shareholders to elect to receive cash up to a maximum of 15% in aggregate of the consideration, subject to pro ration.

Consistent with its fiduciary duties and in consultation with its financial and legal advisors, the LaSalle Board of Trustees will carefully review Pebblebrook’s revised proposal to determine the course of action that it believes is in the best interest of the Company’s shareholders. The LaSalle Board of Trustees expects to respond to Pebblebrook’s proposal in due course.

LaSalle shareholders are advised to take no action at this time, pending the review of the revised proposal by LaSalle’s Board of Trustees.

Citigroup Global Markets Inc. and Goldman Sachs & Co. LLC are acting as financial advisors to LaSalle and Goodwin Procter LLP and DLA Piper LLP (US) are acting as legal counsel.

About LaSalle Hotel Properties

LaSalle Hotel Properties is a leading multi-operator real estate investment trust. The Company owns 41 properties, which are upscale, full-service hotels, totaling approximately 10,400 guest rooms in 11 markets in seven states and the District of Columbia. The Company focuses on owning, redeveloping and repositioning upscale, full service hotels located in urban, resort and convention markets. LaSalle Hotel Properties seeks to grow through strategic relationships with premier lodging groups, including Access Hotels & Resorts, Accor, Benchmark Hospitality, Davidson Hotel Company, Evolution Hospitality, HEI Hotels & Resorts, Highgate Hotels, Hilton, Hyatt Hotels Corporation, IHG, JRK Hotel Group, Inc., Marriott International, Noble House Hotels & Resorts, Outrigger Lodging Services, Provenance Hotels, Two Roads Hospitality, and Viceroy Hotel Group.

Forward-Looking Statements

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company's future plans, strategies and expectations, are generally identifiable by use of the words “will,” "believe," "expect," "intend," "anticipate," "estimate," "project," “may,” “plan,” “seek,” “should,” or similar expressions. Forward-looking statements in this press release include, among others, statements about the Company’s review of the Pebblebrook unsolicited proposal. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company's control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, (i) uncertainties regarding future actions that may be taken by Pebblebrook in furtherance of its unsolicited proposal, (ii) risks associated with the hotel industry, including competition for guests and meetings from other hotels and alternative lodging companies, increases in wages, energy costs and other operating costs, potential unionization or union disruption, actual or threatened terrorist attacks, any type of flu or disease-related pandemic and downturns in general and local economic conditions, (iii) the availability and terms of financing and capital and the general volatility of securities markets, (iv) the Company’s dependence on third-party managers of its hotels, including its inability to implement strategic business decisions directly, (v) risks associated with the real estate industry, including environmental contamination and costs of complying with the Americans with Disabilities Act of 1990, as amended, and similar laws, (vi) interest rate increases, (vii) the possible failure of the Company to maintain its qualification as a REIT and the risk of changes in laws affecting REITs, (viii) the possibility of uninsured losses, (ix) risks associated with redevelopment and repositioning projects, including delays and cost overruns, (x) the risk of a material failure, inadequacy, interruption or security failure of the Company’s or the hotel managers’ information technology networks and systems, and (xi) the risk factors discussed in the Company’s Annual Report on Form 10-K as updated in its Quarterly Reports. Accordingly, there is no assurance that the Company's expectations will be realized. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.
Contacts:
Kenneth G. Fuller or Max D. Leinweber
LaSalle Hotel Properties
301/941-1500
or
Scott Winter / Jonathan Salzberger
Innisfree M&A Incorporated
212/750-5833

Media:
Joele Frank, Wilkinson Brimmer Katcher
Jon Keehner / Meaghan Repko / Andrew Siegel
212/355-4449

For additional information or to receive press releases via e-mail, please visit our website at http://www.lasallehotels.com/